EXHIBIT 23.1

                               CONSENT OF KPMG LLP


The Board of Directors and Stockholders
HyperFeed Technologies, Inc.:

We consent to the use of our reports dated March 12, 1999, included in the HyperFeed Technologies, Inc. (formerly PC Quote, Inc.)(the "Company") 1998 Annual Report on Form 10-K, incorporated by reference herein, and to the reference to our firm under the heading "Experts" in the registration statement.

Our report on the financial statements contains an explanatory paragraph that states that the Company has experienced significant operating losses which have adversely affected the Company's current results of operations and liquidity. These conditions raised substantial doubt about the Company's ability to continue as a going concern. The financial statements and financial statement schedule do not include any adjustments that might result from the outcome of that uncertainty.


                                                               /s/ KPMG LLP


Chicago, Illinois
January 5, 2000